Exhibit 99.1
P.O. Box 25099 ~ Richmond, VA 23260 ~ phone: (804) 359-9311 ~ fax (804) 254-3584
_____________________________________________________________________________________
P R E S S R E L E A S E

CONTACT:	Candace C. Formacek	RELEASE:	Immediately
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Announces Quarterly Dividend and
Sets Annual Meeting Date
Richmond, VA May 23, 2017 / PRNEWSWIRE

George C. Freeman, III, Chairman, President, and Chief Executive Officer of Universal Corporation (NYSE:UVV), announced today that the Company's Board of Directors declared a quarterly dividend of fifty-four cents ($0.54) per share on the common shares of the Company, payable August 7, 2017, to common shareholders of record at the close of business on July 10, 2017.

The Board of Directors set the date of the Annual Meeting of Shareholders as Thursday, August 3, 2017. It will be held at 2:00 p.m. at the Company’s headquarters building. The Board of Directors set the record date for the Annual Meeting of Shareholders as June 9, 2017.

Headquartered in Richmond, Virginia, Universal Corporation is the leading global leaf tobacco supplier and conducts business in more than 30 countries. Its revenues for the fiscal year ended March 31, 2016, were $2.1 billion. For more information on Universal Corporation, visit its website at www.universalcorp.com.
# # #